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Exhibit 10.1

*** Text Omitted and Filed Separately
CONFIDENTIAL TREATMENT REQUESTED
Under 17 C.F.R. §§ 200.80(b)(4) and 230.406

This ADDENDUM is made and entered into as of the 16th day of January, 2006 (the "Effective Date") and relates to the MASTER SERVICES AGREEMENT made and entered in to as of the 16th day of November, 2005 by and between ADVANCED BIOLOGICS, LLC, having a principal place of business at 580 Union Square Drive, New Hope, PA 18938 ("CRO") and OPTIMER PHARMACEUTICALS INC., having a place of business at 10110 Sorrento Valley Rd., ("Sponsor").

The parties hereby agree as follows:

        1.    Discounts.

  CRO hereby agrees to provide Sponsor with a discount to professional fees according to the following parameters.

    (i)
    Professional fee discounts will apply when revenues recognized from Sponsor in a calendar year reach $[***]. CRO, at its sole discretion, may also occasionally choose to grant discounts when revenues recognized are less than the aforementioned benchmark.

    (ii)
    All discounts will be calculated annually based on project revenues recognized by CRO during the calendar year. Sponsor will be invoiced for the full value of services rendered and the applicable discount will be credited to Sponsor against the first invoice issued in the following year. If no invoice is forthcoming, a credit will be returned to Sponsor as a stand-alone transaction.

    (iii)
    No discount will apply to any expenses that are directly passed through to Sponsor.

    (iv)
    The OPT-80/PAR-101 Phase III Program (two studies) will receive a [***]% discount on professional fees.

    (v)
    The OPT-99 Phase III Program (two studies) will receive a [***]% discount on professional fees.

    (vi)
    Future clinical development programs which fall under this Master Services Agreement will be eligible for a [***]% discount on professional fees, provided the conditions of section (a) are met.

        2.    Entire Agreemenet

    All other terms of the Master Services Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement on the date above.

ADVANCED BIOLOGICS, LLC	SPONSOR
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

This MASTER SERVICES AGREEMENT is made and entered into as of the 16th day of November, 2005 (the "Effective Date") by and between ADVANCED BIOLOGICS, LLC, having a principal place of business at 580 Union Square Drive, New Hope, PA 18938 ("CRO") and OPTIMER PHARMACEUTICALS, INC., having a place of business at 10110 Sorrento Valley Rd., Suite C, San Diego, CA 92121, ("Sponsor"). The term "CRO" as referred to in this Agreement will include Advanced Biologics, LLC, its affiliates and subsidiaries, and its and their officers, directors, employees, representatives, associates, consultants, subcontractors and authorized agents.

The parties hereby agree as follows:

1.    Scope of Services.

  (a)
  CRO will perform for Sponsor or its Associated Companies, from time to time as mutually agreed upon by the parties, certain research and/or administrative services in connection with certain clinical trials sponsored by Sponsor ("Studies" or "Study") including, without limitation, trial management, site identification and selection, site monitoring/management, project management, data collection, statistical programming or analysis, quality assurance auditing, scientific and medical communications, regulatory affairs consulting and submissions, strategic consulting, and/or other related services ("Services"). This Master Agreement allows the parties to contract for multiple services through the issuance of multiple Work Orders, without having to re-negotiate the basic terms and conditions contained herein.

  (b)
  The specific details of each project under this Agreement (each "Project") shall be separately negotiated and specified in writing on terms and in a form acceptable to the parties (each such writing, a "Work Order"). A sample Work Order is attached hereto as Exhibit A. Each Work Order will include, as appropriate, the scope of work, time line, budget, and payment schedule. Each Work Order shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in the Work Order. To the extent any terms or provisions of a Work Order conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control, except to the extent that the applicable Work Order expressly and specifically states an intent to supersede the Agreement on a specific matter.

  (c)
  Sponsor shall have the right, upon approval of CRO (which approval shall not be unreasonably withheld), from time to time, to modify the services to be performed and, where appropriate, the compensation to be paid to CRO. At the request of Sponsor, CRO shall promptly submit to Sponsor, for approval, the specifications required to effect the modification proposed by Sponsor and a written estimate of the cost of any such modification to the services hereunder and/or Project specific Work Order, and no such modification shall be effective unless and until approved by Sponsor in writing. Upon approval by Sponsor, such modification shall constitute an Amendment to the Work Order and shall implement such modification, the compensation for which shall be as agreed to by Sponsor and CRO.

  (d)
  In performing the services under the Work Order, CRO may utilize any officer, employee, agent, affiliate, subcontractor, or other representative of CRO (collectively, "Agent") to assist CRO; provided, however, that (i) CRO shall have received the prior written approval of Sponsor (which approval shall not be unreasonably withheld) before any Agent may provide services under or represent CRO pursuant to this Agreement, and (ii) CRO shall perform and/or personally supervise all services provided to Sponsor under this Agreement.

2.    Term.

  The mutual term of this Agreement shall commence on the 16th day of November, 2005, and shall continue in full force and effect for seven years unless extended by mutual agreement of the parties. This Agreement may be extended or modified only upon the written agreement between Sponsor and CRO.

3.    Termination.

  Sponsor shall have the right, at any time, in its sole discretion, and with or without cause, to terminate this Agreement and/or the Project upon written notice to CRO not less than thirty (30) days prior to the effective date of such termination. CRO shall, upon receipt of such notice, immediately (a) cease all work on the Project and the placement of any contracts or orders for, among other things, any materials, supplies, or services in connection with the performance of such work or the Project, (b) deliver to Sponsor all work in progress, (c) make every reasonable effort to cancel all existing contracts and orders upon terms satisfactory to Sponsor, and (d) comply with Section 5 regarding all Confidential Information (as hereinafter defined). Upon such termination, Sponsor's sole obligation to CRO shall be to pay CRO any sum due and owing CRO, up to the time of the notice of termination, for services actually performed with respect to the Project and/or reasonable expenses pre-approved and actually incurred and any existing contracts and orders cancelled pursuant to this Section 3. If and to the extent that the sum for such services and expenses shall be less than the Project Fee (as hereinafter defined), if any, previously paid to CRO, CRO shall promptly refund to Sponsor the difference between such sum and such Project Fee. The right of Sponsor to terminate under this Section 3 shall be in addition to any other rights and remedies that Sponsor may have at law or in equity.

4.    Compensation.

  (a)
  CROs shall be paid as set forth in the Project specific Work Order. In addition, pursuant to the submission of third-party invoices, Sponsor shall reimburse CRO for all reasonable pre-approved expenses for travel, lodging, and meals, incurred by CRO pursuant to the Project specific Work Order.

  (b)
  Any reimbursable expense or other cost, which Sponsor authorizes CRO to incur or seek reimbursement from Sponsor, shall not include any overhead or profit and shall be supported by original third-party invoices (and not merely itemized or referenced in an invoice of CRO). Sponsor shall have the right to review the billing of CRO and to withhold payment for any services or expenses that Sponsor may reasonably determine are not in conformance with, or otherwise are outside the scope of the Project specific Work Order. Sponsor and CRO shall use all commercially reasonable efforts to resolve any dispute regarding any amounts billed by CRO.

5.    Human Studies Committee Review/Approval.

  In the event CRO is required pursuant to a Work Order to conduct or monitor a Study, CRO will obtain any necessary prior approval and ongoing review as required by:

    (i)
    any appropriate and necessary review authorities, including without limitation, any applicable Institutional Review Board; and

    (ii)
    all international, national, state and local laws and regulations.

6.    Confidential Information.

  (a)
  During the performance of services hereunder and/or any Work Order, CRO and/or any Agent may have access to certain valuable materials, information, and/or data of Sponsor that is, or deemed to be, confidential and/or proprietary, including, without limitation, data sheets, reports, memoranda, notes, records, plots, sketches, plans, proposals, projections, analyses, studies, and research, development, commercial or other plans of Sponsor or its affiliates (collectively, "Confidential Information").

  (b)
  During the term of this Agreement and for a period of five (5) years thereafter (including following any termination of this Agreement), CRO shall, and shall use diligent efforts to ensure that each of its Agents shall, (i) protect and hold in confidence all Confidential Information, (ii) not disclose or use, or cause to be disclosed or used, such Confidential Information, and (iii) handle, preserve, and protect such Confidential Information with at least the same degree of care CRO affords its own confidential information. Without limiting the generality of the foregoing, CRO shall not, except with the prior written consent of Sponsor, use any Confidential Information for any purpose except as specifically authorized under this Agreement. The requirements of this Section 6 shall not apply to Confidential Information that (A) is or becomes a matter of public knowledge through no act or omission of CRO or any Agent, (B) is lawfully received by, or otherwise made available to, CRO from an independent third party who does not owe a duty of confidentiality to Sponsor, or (C) is already in the possession of CRO at the time of initial receipt from Sponsor, as documented by pre-existing records of CRO, and came into the possession of CRO from an independent third party who did not owe a duty of confidentiality to Sponsor in connection with the Confidential Information disclosed by Sponsor.

  (c)
  CRO shall, and shall use diligent efforts to ensure that each of its Agents shall, within a reasonable period of time notify Sponsor of receipt by CRO or any of its Agents of any process, subpoena, demand, or request by any third party, requiring or requesting the production of Confidential Information, and shall, as soon as practicable but in no event later than five (5) business days from the date of such receipt, submit to Sponsor a copy of such process, subpoena, demand, or request and inform Sponsor of all circumstances relating thereto. CRO shall take all reasonable steps to protect such Confidential Information, including, without limitation, making a motion to quash or seeking a protective order against the disclosure of such Confidential Information; provided, however, that (i) nothing in this Section 6 shall require CRO to violate any law or court order, (ii) if a disclosure order is not quashed or a protective order is not obtained, then in response to such disclosure order, CRO may disclose only such Confidential Information that, based upon the advice of CRO's counsel, is legally required to be disclosed, and (iii) CRO shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by the third party to whom any Confidential Information is so disclosed.

  (d)
  All Confidential Information, which CRO or any Agent shall obtain or to which CRO or any Agent shall be given access pursuant to or in connection with this Agreement and/or Work Order, shall be and remain the sole property of Sponsor, and CRO and any of its Agents shall have no rights or interests (except as expressly provided herein) to or in such Confidential Information. Immediately upon the expiration or termination of this Agreement and/or Work Order or within ten (10) days from the date of receipt of a request by Sponsor, whichever shall first occur, CRO shall, and shall use diligent efforts to ensure that each of its Agents shall, (i) discontinue the use of the Confidential Information, (ii) return all Confidential Information, including, without limitation, all copies and originals of such Confidential Information in any medium and any material derived from or incorporating Confidential Information, accompanied by a written certification that all copies have been returned and all electronic memories, including archival media, have been purged of such Confidential Information, and (iii) surrender, return, assign, and convey to Sponsor any and all rights that CRO, its Agents, and any third party acting on behalf of CRO may have obtained during or by reason of, or may have in, the Confidential Information.

  (e)
  All concepts, inventions, ideas, patent rights, data, trademarks, copyrights, writings, reports, drawings, photographs, sketches, models, audio recordings, visual recordings, and other creative works, relating to, arising out of, or in connection with the Project or CRO's services under this Agreement or the Project specific Work Order, shall be, and shall be deemed, (i) upon their creation, assigned to Sponsor, (ii) "works made for hire," as defined under applicable law, including, without limitation, the U.S. Copyright Act, 17 U.S.C. § 101, as amended, and (iii) the exclusive property of Sponsor. All rights and the copyright therefore are and shall be vested in Sponsor, and CRO hereby assigns to Sponsor all rights, title and interest to, in and under such copyright in the United States and elsewhere, including all rights to registration and publication, rights to create derivative works, and all other rights that are incident to copyright ownership, and shall, upon the request of Sponsor, confirm such assignment during and after the termination or expiration of this Agreement. In the event any court shall hold or determine that any of such creative works are not works made for hire, CRO shall, upon request by Sponsor, further assign such creative works to Sponsor in consideration of the Project Fee paid to CRO hereunder without further payment of additional consideration. The Project Fee paid to CRO shall be, and shall be deemed, full compensation for the services of CRO and for such concepts, inventions, ideas, patent rights, data, trademarks, copyrights, writings, reports, drawings, photographs, sketches, models, audio recordings, visual recordings, and other creative works.

7.    Protection of Personal Information.

  Performance under this Agreement and/or the Work Order may involve the exchange of certain information about individual persons including, without limitation, individually identifiable health information, employment information, insurance information, and family information (collectively, "Personal Information"). Personal Information shall be transmitted, handled, stored, maintained, used, and destroyed in a manner that will preserve its confidentiality. The parties will not use or disclose Personal Information received pursuant to this Agreement and/or Work Order for any purpose other than the performance of this Agreement and/or Work Order. The obligations and restrictions set forth in this Section will survive the termination or expiration of this Agreement and/or Work Order.

8.    Independent Contractor.

  (a)
  Nothing contained in this Agreement shall be construed to constitute Sponsor as an employer and CRO or any Agent as an employee, to constitute either party hereto as a partner or agent of the other party, or to create any other form of legal association that would impose liability upon a party for any act or omission of the other party or provide a party with the right, power, or authority to create or impose any duty or obligation on the other party, it being intended that each party hereto shall remain an independent contractor acting in its own name and for its own account.

  (b)
  In the event the United States Internal Revenue Service ("IRS") makes a determination contrary to the status of CRO as set forth in Section 6(a), CRO shall furnish to Sponsor a completed and fully executed IRS Form 4669 on or before April 15 of the year such request is made by Sponsor. The submission of such Form 4669 shall in no way be deemed to create an employer-employee relationship.

  (c)
  CRO shall not take a position on its income tax return inconsistent with CRO's status as an independent contractor and shall cooperate in any inquiry and dispute regarding CRO's status as an independent contractor that may arise from an IRS audit of Sponsor.

9.    Liability Insurance.

  (a)
  At its sole cost and expense CRO will procure and maintain commercial general liability insurance in amounts not less than $3,000,000 per occurrence and $6,000,000 annual aggregate. Such commercial general liability insurance will continue in effect for at least two (2) years after the completion or termination of any Work Order. At its sole cost and expense,

    CRO also will procure and maintain professional liability insurance in amounts not less than $3,000,000 per occurrence and $3,000,000 annual aggregate. Such professional liability insurance will continue in effect for at least two (2) year after the completion or termination of any Work Order.

  (b)
  CRO will provide Sponsor with valid certificates of insurance for the coverages required pursuant to the preceding paragraph. Each certificate will provide that the holder thereof be given written notice at least thirty (30) days prior to cancellation, non-renewal or material change in such insurance.

  (c)
  CRO will notify Sponsor immediately in the event of any accident, injury, or other significant occurrence that may affect the outcome or results under any Work Order.

10.    Modification of Protocol.

  CRO will not modify or alter a Study protocol without the specific written authorization and approval of Sponsor or its designee. In the event CRO is required to perform and/or monitor a Study, CRO will instruct investigators and Study sites that Study protocols may not be modified or altered without the specific written authorization and approval of Sponsor or its designee, will monitor to verify that such investigators and Study sites do not so modify or alter the protocols, and will report immediately to Sponsor any such modification or alteration by investigators and Study sites.

11.    Sponsor's Right To Audit.

  (a)
  Audits.    Sponsor or its designee(s) will have the right to audit, upon reasonable notice, CRO's facilities, records and documentation (including, without limitation, Study and/or Project records, investigator and/or Study site files, financial records, systems, operations, and standard operating procedures) related to CRO's performance under this Agreement or Work Orders. In the event CRO is required to perform Services related to a Study drug for which an IND has been filed, Sponsor or its designee(s) may conduct such audits during the term of this Agreement and for a period of up to two years after regulatory approval of the marketing application for the indication for which the Study drug was tested, or if the application is not approved or Sponsor withdraws the application, for up to two years after such non-approval or withdrawal. In the event Sponsor does not require CRO to perform Services related to a Study drug for which an IND has been filed, Sponsor (or its designee) may conduct such audits during the term of this Agreement and for a period of two years after completion of the Project. Sponsor shall provide a copy of audit or review findings to CRO upon request.

  (b)
  Audit Findings & Follow-up.    Sponsor will provide CRO with written documentation of its findings in connection with any such audit within thirty (30) business days of the date on which the audit was completed. CRO promptly will refund any sums due to Sponsor as a result of any financial audit, unless CRO disputes in good faith the audit results and elects, within 30 days after such delivery, to hire a certified public accountant ("CPA") to review the audit results. In such event, CRO and Sponsor will select a CPA for such purpose only upon written approval of both parties, and will equally divide the costs incurred in connection with the CPA's review; provided, however, that if the CPA determines that CRO had no reasonable basis for disputing Sponsor's audit results, CRO will pay all of the costs associated with the CPA's review. Upon conclusion of the CPA's review of the audit results, CRO promptly will refund any sums determined by the CPA to have been previously paid in error by Sponsor, including any costs. CRO will work with Sponsor in good faith to address any audit findings.

  (iii)
  In the event that any such report includes findings alleging substantial deficiencies related to quality assurance, CRO will develop an action plan, subject to Sponsor's review and approval, to address all deficiencies (the "Action Plan"), unless CRO disputes in good faith the Action Plan and/or the audit findings and elects, within 30 days after such delivery, to hire a third party auditor ("the "Auditor") to review the audit results.

    (ii)
    In such event, CRO and Sponsor will select an Auditor for such purpose only upon written approval of both parties, and will equally divide the costs incurred in connection with the Auditor's review.

    (iii)
    Upon conclusion of the Auditor's review of the audit results, CRO promptly will refund any sums determined due to Sponsor as a result of Service Fees incurred in connection with deficient audit findings due to Sponsor, including any costs. Thereafter, if an Auditor is not hired within 30 days, Sponsor or its designee(s) will conduct a follow-up audit ("Follow-up Audit") at a time that takes into account the timelines set forth in the Action Plan for its implementation and completion.

    (iv)
    Without limiting any other remedies set forth in this Agreement or any Work Order, if Sponsor or its designee(s) finds, in the course of the Follow-up Audit, that any deficiency has not been satisfied in a manner consistent with the audit report and subsequent Action Plan and/or any applicable laws, rules and/or regulations relating to the conduct of a Study or Project, Sponsor may, at its option and notwithstanding any contrary provision of this Agreement, (i) terminate this Agreement and/or any Work Order immediately upon written notice to CRO, and/or (ii) enter good faith discussions with CRO to develop a new action plan to remedy any continuing deficiencies.

  (c)
  Adherence to Audit Findings & Action Plan.    CRO will comply with all provisions stipulated in the most recent audit report and/or action plan, including any provisional requirements.

12.    Handling & Storage Of Documentation.

  (a)
  CRO will take responsibility for the management and custody of all materials and documentation related to a Study or Project ("Documentation"), so as to avoid loss, theft, or unauthorized disclosure thereof. All Documentation is Confidential Information and/or Personal Information subject to the terms and conditions of section 6 and (to the extent applicable) section 7 of this Agreement. CRO will not disclose or transfer Documentation, or cause Documentation to be disclosed or transferred, to a third party without the prior written approval of Sponsor including, without limitation, data or clinical specimens collected by CRO in the course of performing Services. Further, CRO will not perform or cause to have performed any analysis of samples provided by Sponsor without Sponsor's prior written consent.

  (b)
  CRO will retain and, when required, will instruct investigators and/or Study sites to retain the Documentation in conformance with applicable national and international regulations, but for no less than five (5) years following issuance of the final report or completion of Services (the "Retention Period"), unless CRO and Sponsor mutually agree to return the Documentation to Sponsor at the completion of a Project. During the Retention Period, CRO will make available and, will instruct investigators and/or Study sites to make available the Documentation for inspection or copying by Sponsor or any authorized agent designated by Sponsor upon request.

  (c)
  After the Retention Period, CRO will contact Sponsor to determine the disposition of the Documentation (shipping and insurance charges at Sponsor's expense) as follows:

  (i)
  return of the Documentation; or

  (ii)
  extend storage of the Documentation; or

  (iii)
  disposal of the Documentation.

    (iv)
    Sponsor's choice of disposition of the Documentation will be in writing. CRO will not discard or destroy any Documentation without first receiving Sponsor's written consent to do so.

13.    Advertising.

  Under no circumstances may one party use the name of the other party, or any of its personnel, for promotional literature or advertising without the prior written permission and approval of the other party. Notwithstanding the foregoing, in the event that either party may be required to use the name of the other party in submissions to regulatory authorities, no prior consent for such use will be necessary.

14.    Additional Obligations and Warranties of CRO.

  (a)
  CRO shall (i) comply with all policies and procedures of Sponsor disclosed to CRO and (ii) promptly notify Sponsor of any event or circumstance that could reasonably affect CRO's ability to perform hereunder in the manner contemplated by Sponsor.

  (b)
  CRO shall (i) execute the Project in a skillful, competent and professional manner consistent with current industry standards and its status as an experienced professional in performing the services under this Agreement and/or Work Order and (ii) comply with all federal, state and local laws, rules, ordinances, and regulations applicable to CRO's performance hereunder.

  (c)
  CRO hereby represents and warrants that, as of the date of this Agreement, CRO (i) is not a party to any oral or written contract or understanding with any third party that is inconsistent with this Agreement and/or its performance hereunder or will in any way limit or conflict with CRO's ability to fulfill the terms of this Agreement, (ii) shall not enter into any such contract or understanding during the term of this Agreement, (iii) has not been debarred pursuant to the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 335a, as amended, or excluded from any federal healthcare program, (iv) is not subject to such debarment, (v) will not use, in any capacity in connection with the services to be performed under this Agreement, any third party who has been so debarred or who is the subject of a conviction described in such Act, and (vi) will notify Sponsor immediately if (A) CRO or any Agent who is performing services hereunder is debarred or is the subject of a conviction described in such Act or (B) any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to the best of CRO's knowledge, is threatened, relating to the debarment or conviction of CRO or any Agent performing services hereunder.

  (d)
  CRO shall have sole responsibility and liability for the payment of any and all federal, state, and local taxes and business license fees due as a result of the services provided by any Agent pursuant to this Agreement.

  (e)
  CRO shall not, except with the prior written consent of Sponsor (which consent may be withheld for any reason), assign this Agreement to any person, firm, partnership, corporation, or other entity (whether by operation of law, judicial process or otherwise). Sponsor shall have the right, in its sole discretion, to assign this Agreement to any of its affiliates.

  (f)
  CRO shall not, during the term of this Agreement and for a period of six (6) months thereafter, solicit for employment or otherwise seek to employ, directly or indirectly, any then employee of Sponsor or induce any such employee to terminate his/her employment with Sponsor. Likewise, Sponsor shall not, during the term of this Agreement and for a period of six (6) months thereafter, solicit for employment or otherwise seek to employ, directly or indirectly, any then employee of CRO or induce any such employee to terminate his/her employment with CRO.

  (g)
  Neither CRO nor any of its Agents shall be entitled to participate in any employee benefit plan of Sponsor, including, without limitation, the group health insurance plan and the Sponsor Employees' 401K Savings Plan. In the event CRO or any of its Agents is found by the IRS or any other taxing, regulatory or judicial authority to be a common law or statutory employee, CRO and each of such Agents shall waive any right of eligibility that might thereby accrue to CRO or such Agent to participate in any of such benefit plans.

  (h)
  CRO shall cause any Agent to comply with all terms and conditions of this Agreement.

  (i)
  CRO shall not disclose to Sponsor, nor induce Sponsor to use, any confidential information or material of any other third party.

15.    Publications.

  CRO will not publish any information, results or presentations generated or derived from work performed hereunder and/or Work Order or from disclosures of Confidential Information including, without limitation, articles or reports without the express written consent of Sponsor. The obligations of this Section will survive the termination or expiration of this Agreement.

16.    Restrictions Reasonable.

  CRO acknowledges that (a) the imposition of the restrictions, restraints, and limitations set forth in this Agreement are necessary for the reasonable and adequate protection of Sponsor.

17.    Indemnification.

  (a)
  Sponsor shall indemnify, defend, and hold harmless Sponsor and its officers, directors, employees, agents, and affiliates from and against any action, cause of action, claim, demand, liability, loss, cost, and expense (including reasonable attorneys' fees and expenses) arising out of or relating to or in connection with this Agreement or any Work Order (including, without limitation, any Losses arising from or in connection with any study, test, product or potential product to which this Agreement or any Work Order relates) or any litigation, investigation or other proceeding relating to any of the foregoing, except to the extent such losses are determined to have resulted solely from the (i) negligence; (ii) intentional misconduct or (iii) material deviation from the applicable protocol or applicable governmental rule or regulation, of the CRO Indemnified Party seeking indemnity hereunder.

  (b)
  CRO shall indemnify, defend, and hold harmless Sponsor and its officers, directors, employees, agents, and affiliates from and against any action, cause of action, claim, demand, liability, loss, cost, and expense (including reasonable attorneys' fees and expenses) arising out of or relating to any act, omission, failure, or breach of any law or obligation under this Agreement by CRO or any Agent. Sponsor shall assume no liability for any loss, damage, cost, or expense that may result from any act, omission, or negligence by CRO or any Agent in the performance of services and obligations hereunder.

  (c)
  The party seeking indemnity (the "Indemnitee") shall: (i) give the party from which it is seeking indemnification (the "indemnitor") notice of any such claim or law suit (including a copy thereof served upon the Indemnitee) within fifteen (15) days after such claim or law suit was served upon the indemnitee, (ii) cooperate with the indemnitor and its legal representatives in the investigation of any matter the subject of indemnification, and (iii) not unreasonably withhold its approval of the settlement of any such claim, liability or action by the indemnitor that is the subject of this indemnification provision; provided, however, that the indemnitee's failure to comply with its obligations pursuant to this Section 17© shall not constitute a breach of this agreement or relieve the indemnitor of the indemnitor's indemnification obligations pursuant to Section 17 above (as applicable), except that such indemnification obligations shall be relieved to the extent, if any, that the indemnitor's defense of the affected claim, action or proceeding actually was impaired materially thereby.

18.    Governing Law and Captions.

  This Agreement and all issues arising under or relating to this Agreement, including, without limitation, its construction, interpretation, breach, and damages for breach, shall be governed by and construed in accordance with laws of the State of California, excluding any conflicts or choice of law rule or principle that otherwise might refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

19.    Amendment and Counterparts.

  Neither this Agreement nor any provision hereof may be amended, supplemented, waived, or modified, except by a specific writing, entitled as an amendment and specifically referring to this Agreement, that is signed by an authorized officer of each party hereto. This Agreement may not be amended or waived by any course of conduct. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original copy of this Agreement but all of which taken together shall constitute one and the same instrument.

20.    Severability.

  If (a) any provision of this Agreement shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction for any reason and (b) any right or obligation of any party hereto shall be materially and adversely affected thereby, then such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other provision of this Agreement, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall negotiate in good faith to replace such provision with an appropriate, legal provision and, to the extent permitted by law, hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

21.    Arbitration.

  Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator shall be binding and may be entered in any court having jurisdiction thereof.

22.    Force Majeure.

  Except for the payment of money, neither party will be liable for any delay or failure to perform as required by this Agreement to the extent that such delay or failure to perform is caused by circumstances reasonably beyond either party's control, including without limitation labor disputes, accidents, any law, order or requirement of any governmental agency or authority, civil disorders or commotions, acts of aggression, fire or other casualty, strikes, acts of God, explosions, or material shortages. Performance time will be considered extended for a period of time equivalent to the time lost because of any such delay or failure to perform; however, in any event, this extension of time will not exceed fifteen (15) days unless the parties agree otherwise in writing.

23.    Requisites to Providing Service.

  At the request of Sponsor, prior to and/or during the performance of any Project, CRO will (i) provide the Company with any required business or tax information; and (ii) cause its personnel to comply with all requirements specified by Sponsor, including without limitation: acknowledging in writing the obligations set forth in this Agreement, executing a confidentiality and/or invention agreement, submitting to a drug test (when deemed appropriate by Sponsor), and completing a background check.

24.    Waiver.

  No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances will be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

25.    Notices.

  All notices required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, courier, or express mail service (with written confirmation of receipt), (b) sent by means of facsimile (with provision for assurance of receipt in a manner typical with respect to communications of that type), or (c) mailed by registered or certified first class mail, return receipt requested, at the address or facsimile (fax) number set forth below (or to such other person, address, or facsimile (fax) number as a party may, from time to time, designate by written notice):

    if to Sponsor:
            Optimer Pharmaceuticals, Inc.
            10110 Sorrento Valley Rd. Suite C
            San Diego, CA 92121
            Attn: Michael N. Chang, CEO
            Ph: (858) 909-0736
            Fax: (858) 909-0737

    if to CRO:
            Advanced Biologics, LLC
            580 Union Square Drive
            New Hope, PA 18938
            Attention: Howard Solomon
            Chief Operating Officer
            Fax: 267-744-6201

26.    Entire Agreement.

  This Agreement constitutes the entire understanding and agreement between Sponsor and CRO with respect to the subject matter addressed herein and supersedes all prior and contemporaneous agreements, understandings, and statements, whether oral or written, with respect to the services contemplated by this Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement on the date above.

ADVANCED BIOLOGICS, LLC	SPONSOR
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Attachments: Exhibit A—Sample Work Order

Exhibit A
Sample Work Order

This Work Order ("Work Order") is between Sponsor and Advanced Biologics, LLC ("CRO") and relates to the Master Services Agreement dated the Nth day of Month, 200X, (the "Master Services Agreement"). Pursuant to the Master Agreement, CRO has agreed to perform certain Services in accordance with written work orders, such as this one, entered into from time-to-time describing such Services.

The parties hereby agree as follows:

1.    Work Order.    This document constitutes a "Work Order" under the Master Services Agreement and this Work Order and the Services contemplated herein are subject to the terms and provisions of the Master Services Agreement.

2.    Services and Payment of Fees and Expenses.    The specific services contemplated by this Work Order (the "Services") and the related payment terms and obligations are set forth on the following attachments, which are incorporated herein by reference:

SCOPE OF WORK
TIMELINE
PROJECT BUDGET
PAYMENT SCHEDULE

3.    Term.    The term of this Work Order shall commence on the date of execution and shall continue until the Services described in the timeline are completed, unless this Work Order is terminated in accordance with the Master Services Agreement.

4.    Affiliates and Subcontractors.    Sponsor agrees that CRO may use the Services of its corporate affiliates to fulfill CRO's obligations under this Work Order. Any such affiliates shall be bound by all the terms and conditions of, and be entitled to all rights and protections afforded under, the Master Services Agreement and this Work Order. Any subcontractors or consultants (other than CRO's affiliates) that will be used by CRO in performing the Services are listed below, if applicable.

5.    Amendments.    No modification, amendment, or waiver of this Work Order shall be effective unless in writing and duly executed and delivered by each party to the other.

(This space intentionally left blank.)

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

ADVANCED BIOLOGICS, LLC	SPONSOR
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

QuickLinks

  Exhibit 10.1
  Text Omitted and Filed Separately CONFIDENTIAL TREATMENT REQUESTED Under 17 C.F.R. §§ 200.80(b)(4) and 230.406